EXHIBIT 99.1

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

THIS PRESENTATION INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "SHOULD," "COULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO: THE ABILITY OF THE COMPANY IN 2004 TO MODERATE THE GROWTH OF ITS MARKETING, PROMOTION AND REWARDS EXPENSES, REALIZE $1 BILLION IN RE-ENGINEERING BENEFITS, AND CONTROL OTHER EXPENSES TO ACHIEVE MARGIN IMPROVEMENT; THE CONTINUATION OF FAVORABLE TRENDS, SUCH AS INCREASING T&E SPENDING, STRONG EQUITY MARKETS, LOWER INTEREST RATES AND IMPROVING CREDIT PROVISIONS; THE SUCCESS OF THE COMPANY IN CONTINUING TO GROW PRIMARILY THROUGH ORGANIC EXPANSION OF ITS BUSINESSES; THE ABILITY OF AEFA TO IMPROVE ITS INVESTMENT PERFORMANCE AND REDUCE OUTFLOWS OF INVESTED FUNDS; THE ULTIMATE OUTCOME IN THE DEPARTMENT OF JUSTICE SUIT AGAINST VISA AND MASTERCARD CHALLENGING THEIR RESTRICTIONS ON MEMBER BANKS ISSUING CARDS ON THE AMERICAN EXPRESS NETWORK IN THE U.S.; ANY CONTINUING EFFECTS OF THE CONDUCT THAT WAS THE SUBJECT OF THE DEPARTMENT OF JUSTICE SUIT AGAINST VISA AND MASTERCARD; THE SUCCESS OF THE COMPANY'S GNS BUSINESS IN THE U.S., WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS: FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES U.S. GNS BANK PARTNERS THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANTS BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; AND THE COMPANY'S ABILITY TO GROW AND MANAGE ITS PROPRIETARY BUSINESS IN THE U.S. AT THE SAME TIME THERE IS EXPANSION IN THE U.S. GNS BUSINESS.



-------------------------------------------------------------------------------
                       FINANCIAL COMMUNITY PRESENTATION

                          KENNETH I. CHENAULT REMARKS
                               FEBRUARY 4, 2004
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]

Good afternoon. Welcome to our first financial community meeting of the year. Let me start with today's agenda.

I'll use the opening 20 minutes or so to outline our thinking about the company's growth potential over the moderate to long-term. As part of this discussion I'll try and put our recent business performance into context against our longer term approach. I'll also give you some perspective on our short-term outlook.

Given recent legal decisions and the announcement we made last week about our alliance with MBNA, our network business has received a lot of attention lately.

We're very excited about the potential of Global Network Services - both for the MBNA partnership specifically, and for the broader growth opportunity Global Network Services brings to the overall company. I believe this business has the potential to fundamentally change the payments industry in the U.S., and further strengthen the economics of our company.

So, I thought it would be useful to cover this topic in greater depth today.

David House, our Group President responsible for the Global Network Services business, will take you through:

      o     What GNS is, and how it makes money;

      o What the benefits are for issuers, customers, merchants and American Express;

      o     How this business enhances our brand;

      o     And what the plans are for GNS in the U.S.

As always, the last hour or so will be available for you to ask any question you may have of me, David, or others members of our management team.

                                 * * * * * * * *

Let me briefly comment on our 2003 performance. As you know, we entered the year with a cautious view of the environment. And for the beginning part of the year that caution was well justified. SARS, the war in Iraq, continued weak corporate spending and equity markets ..... all made for an uncertain environment, and required a defensive posture.

As the year passed, however, it was clear that conditions were improving: the equity markets gained strength, the U.S. economy grew and the global travel industry moved back into positive growth.

The changes we made to our business models over the last 3 years allowed us to take full advantage of this improving environment. Whereas in '02 we primarily used the flexibility in our models for defensive purposes, during the latter half of '03 we used it to quickly react to positive conditions and take offensive action..... action that strengthened our momentum as we came out of the year.

As I review and assess our overall results, I look at not just our financials, but also at a number of key business drivers. For many of these drivers I've set internal targets for our organization...... targets that we use to prioritize resources and activities. Here is a summary of our "report card" for 2003, which I use in judging the company's financial and business performance.

As you can see, we had very good results this year against our objectives.

In addition to exceeding our financial targets, we also achieved against internal goals in the areas of cardmember attrition, average cardmember spending, and assets per client at Financial Advisors.

We fell short of our objectives in only one area -- margins.

As I mentioned earlier, as the environment began to improve, so did our results. Our provision improved, interest benefits continued, the equity markets were positive, and our volumes were up. We looked at the competitive market, saw an opportunity and acted. We made a deliberate choice to increase our growth investments. We upped our marketing, increased our reward penetration and further invested in technology...... and we got positive results from our actions.

These investments served to drive down our margins for the year, but gave us momentum that will set a stronger foundation for growth over the moderate-term.

Now, I don't expect this level of growth in investment spending to continue into '04. We'll keep investing, of course, but we expect our year over year growth to moderate from last year's high levels. This moderation, along with another $1 billion of targeted reengineering, should improve our margins in the current year, and hopefully move our performance in this category into the "Achieved" column for 2004.

In terms of both our financial performance and our business progress, I believe 2003 was an exceptional year.

      o We generated quality earnings as a result of the strength of our core businesses;

      o We improved the overall strength of our balance sheet, maintaining or increasing our coverage ratios even as volumes grew substantially;

      o We successfully completed two targeted acquisitions within our core businesses - Rosenbluth Travel and Threadneedle Asset Management;

      o     We met our reengineering target for the third year in a row;

      o And finally, we re-invested in growth, which strengthened our metrics and gave us momentum into '04.

To me, our results clearly reflect the success of our business model actions over the last 3 years. We've created a very flexible and adaptable model, which allowed us to quickly respond to changes in the market by increasing our investments, even while meeting our earnings target and maintaining a strong balance sheet...... truly the best way to improve shareholder value over any time horizon.

Since there is so much going on at the company in the short-term, I thought it would be useful today to step back a bit, and take you through my thinking about our growth over the longer-term. I've been discussing this strategy with our organization over the last year, and I thought it might give you a better sense of how we expect to achieve sustainable growth.

As I see it, there are three ways to generate the revenues necessary to hit our long-term EPS target. Internally I've been calling these our three buckets of growth.

      o     Organic growth,

      o     Specific expanded opportunities within our current portfolio, and

      o     Joint ventures and acquisitions

Let me start with organic growth.

Organic growth opportunities are those within our existing businesses, using our existing models.

Organic opportunities are essentially two-fold:

      o adding new customers to the franchise (more new cards, more new financial clients)

      o or improving the performance of our key business drivers, such as customer attrition and assets per client.

In terms of our organic opportunities, I believe we've never been in a stronger position.

      o We have strong value propositions in both payments and financial services;

      o We have in-depth knowledge of our core businesses, and the skills and competencies to successfully execute initiatives;

      o     And finally, we have a range of competitive opportunities in the marketplace .... opportunities against which we can apply our resources and knowledge.

I believe our business results in 2003 are clear evidence of the strength of our organic growth potential.

Across all of our businesses, our key metrics showed good growth against the prior year and exceptional growth in the 4th quarter.

      o     Billed business was very strong.

                  - T&E spending improved, driving up U.S. Corporate billings by 10% in the fourth quarter, and increasing sales in both consumer and corporate travel.

                  - At the same time our growth in retail continued to be exceptionally strong. Based on the numbers we've seen on U.S. holiday spending, we believe we gained share in most major retailers, and also against both Visa and Mastercard.

      o We hit a milestone in our card base, with over 60 million cards in force across our global markets;

      o AR growth was strong, driven by gains in international, U.S. small business, and our Blue Cash product, in addition to continued growth in our core lending products such as Delta, Costco and Blue from American Express.

      o While clearly helped by recent market gains, asset and sales growth at Financial Advisors were also an outcome of our increase in advisors and clients, and the launch of new investment products.

The organic growth within our core businesses was not just strong on an absolute basis, but was also strong on a relative basis against our peers.

For key metrics in both card and financial services - billings, managed loans, assets and advisors - we were at or near the top of the pack.

      o For billings, our growth rate was exceeded only by our new partner, MBNA;

      o When looking at organic performance, our growth in managed loan balances was beaten only by Bank of America. (Citi, as you know, had two portfolio acquisitions within their numbers. We estimate their organic growth would have been slightly negative.)

      o In financial services, against a comparable competitive set, our growth in total assets (even excluding Threadneedle) was among the strongest;

      o And for companies having a significant field force, we are the only major player to grow our base of advisors in 2003.

Going forward, we've got any number of pilots, launches and growth initiatives underway across our core businesses:

      o At Financial Advisors we're implementing a Gold Financial Services platform for high value clients, launched 10 new retail products, and increased our sales position in variable universal life.

      o Open: The Small Business Network has terrific momentum, with new accounts, outstandings, attrition and activation all showing strong improvement, and even greater potential.

      o New merchant signings, such as BJ's Wholesale, Wendy's and AIG, add to our spend momentum,

      o Expanded commercial card relationships with Pfizer, Merrill Lynch and Halliburton (among many others) give us incremental revenue growth as their spending builds over time.

This is just a sample. But to me it is clear evidence that there's still plenty of potential within our core businesses.

The next category can be thought of as almost "mega-organic".

These are expanded opportunities within existing businesses .........
opportunities that have the potential to generate not just incremental growth, but growth at the next level for our individual businesses.

In this category I put a number of initiatives. Here are some examples:

      o     New prepaid cards within our Stored Value portfolio.

            Prepaid products such as Gift Card and our new Travel Funds Card are transforming our former Travelers Cheque Unit. While still relatively small given their recent launch, cards such as these have the potential to materially improve the contribution from our Stored Value business.

      o     Our Financial Education in the Workforce program at AEFA.

            As you'll remember from our meeting last year, this program provides a cross-sell opportunity between our 401k and Corporate client base, and our advisor channel, through investment seminars conducted at the workplace.

            The number of employees enrolled in Financial Education increased by 13% in 2003, and represent approximately 18% of the new clients we acquire. As this acquisition channel does not require substantial investment, the payback and potential here are significant.

      o Moving up in size in terms of financial potential is the Corporate Middle Market segment.

            Ed Gilligan discussed this opportunity when he spoke to you two years ago. As you'll remember our Middle Market business covers companies with annual revenues from $10 million to $1 billion.

            As Ed told you, with the best profit margins in Corporate Services and the second highest spend levels (behind Corporate Purchase
            Card), Middle Market has terrific potential .... and our results are now proving it.

                  - Our middle market sales force, which we increased by 20% over the last 2 years, has signed more than $6 billion of potential billings over that time.

                  - We've expanded our efforts into the 11 international markets with the greatest potential.

                  - And the '03 launches of co-brand cards with American Airlines, Qantas and KLM that target the middle market have been very strong, putting even more products -- and potential -- in our arsenal.

      o The final example I put in this expanded bucket is Global Network Services, which you'll hear much more about from David.

Key to all the opportunities in this category is that they're able to leverage existing assets and advantages within our core businesses. For example, our Middle Market expansion leverages our global presence, our operating infrastructure and our expertise as a leader in expense management. And Global Network Services (as you'll hear from David) leverages our brand, our card network and our partnering skills.

I believe each of these expanded opportunities can make a significant contribution to the company's growth over the moderate to long-term.

Organic and expanded growth opportunities will continue to be our primary source of growth for the future. They are significant AND achievable. But in addition to having good financial potential, what's also important is that they represent a RANGE of opportunities -- meaning they all don't have to succeed at 110% in order for us to make our external targets.

Having this broad and diverse base of opportunities gives us the flexibility to innovate and be aggressive in the market, without the pressure of having to "bet the farm" in order to meet our shareholder objectives.

Complementing our two core categories of growth are joint ventures and acquisitions, which offer accelerated potential.

On the acquisition side, as you know, we completed two transactions last year - Threadneedle Asset Management and Rosenbluth International Business Travel. Both of these acquisitions met or exceeded our expectations in terms of their individual performance. But also very importantly, they added strength to our overall results.

      o For example, with the addition of Rosenbluth's $510 million of travel sales in the 4th quarter, Corporate Travel was able to show POSITIVE full year growth in sales, instead of being flat;

      o Threadneedle contributed over $100 million of revenue in the quarter, and had positive fund flows. The strength of their numbers, plus positive retail flows from our base business, served to offset the negative institutional flows at Financial Advisors. Our focus on investment performance at AEFA should eventually stem the outflows we've seen there, but it is encouraging nonetheless to see the strength of Threadneedle's contribution.

Based on our experience to date, and the increased strength of our currency, we'll continue - in a careful and prudent way -- to look for targeted acquisitions ........

companies that are appropriately valued, that align well with our culture, and that have the potential to accelerate growth within one of our core businesses. You won't see any rash of transactions during the year, but we will be ready to capitalize on opportunities as they arise.

As I've said to you before, we're in the best possible position when it comes to acquisitions. Because our organic and expanded opportunities are so strong, we can make acquisitions for offensive reasons, rather than defensive reasons. I continue to believe the right opportunity, at the right time, could clearly accelerate our growth.

So these are the types of opportunities that will generate our growth over the moderate to long-term. But, since the short-term is also top of mind to everyone here, let me close my remarks by talking about our current position.

As we enter the year I believe we're in a very strong position, with excellent momentum.

In looking back, I believe we entered each of the last 3 years with more challenges than opportunities. And over that time period I tried to be as open as I could be with all of you about the issues we faced.

2004 presents a different scenario. As I look at our position today, I believe we enter the year with more opportunities than challenges, more upside than downside. Of course we know the environment could always regress, and we've got contingency plans to implement should this occur. But this year we also have opportunity plans for the UPSIDE ...... competitive actions to trigger should conditions be BETTER than expected.

There are a number of factors that give me confidence about this year.

      o First is the momentum in our payments business. Our fourth quarter run rates in billings, cards and balances were very strong, exceeding our internal expectations.

      o The strength of T&E, particularly in the corporate sector, could drive significant growth in the current year.

      o     Financial Advisors has strong business momentum.

            We should continue to benefit from the positive changes Jim and his team have made over the last two years, and also from the improving market, which is one important driver of revenues. Even if the S&P500 were to hold flat for the rest of the year, there would be a lift in 2004 against last year's average, which should serve to drive up asset levels.

            While the market is only one input to our economic model, its positive growth should have a broader impact on our ability to attract and retain advisors, and on the willingness of clients to invest.

      o And while we don't expect to see the same year over year benefit in interest and provision that we saw this year, the environment is still benign and both areas have the potential for further improvement. However, should interest rates start moving up during the year, given our current funding strategy we'd be largely protected from a downside risk.

Any or all of these factors would clearly benefit our short-term results, allowing us to take further advantage of marketplace opportunities, or flow that benefit to the bottom-line.

We expect to be active in the competitive marketplace this year. While I know we have a reputation for being excellent marketers, I also believe we're now being perceived more as aggressive competitors --

      o When we needed new talent in our investment area, we went out and got it.

      o When we found strategic opportunities in asset management and corporate travel, we made acquisitions.

      o When we wanted to expand our lending business, we went head-to-head with the competition - for example, launching our own cash rebate product to compete against Discover.

      o And now, of course, we have an historic network issuing deal with MBNA.

We have terrific opportunities in 2004, opportunities we intend to take full advantage of.

                                * * * * * * * * *

Now, as I laid out our 2004 upsides, you'll notice I didn't put our U.S. network business on the list. As you'll hear from David, the opening of our network in the U.S. has the potential to be a terrific, industry-changing opportunity. But we don't expect any earnings lift from it in 2004. Given the final wind down of the appeals process in the DOJ case, we likely won't have network cards in the market until the latter part of the year.

Over the longer-term, however, this business can have significant positive implications for us. And it could evolve in several ways. For example, we expect to work with a range of issuers in the U.S. --- small, medium and large players. Some issuers will convert specific, high value segments of their base onto our network - generating large additional volumes, while others will use American Express branded cards as companion products, or to attract new high spending customers -- producing a more organic build of volumes.

The financial implications for us could be significant - in terms of our direct earnings from GNS, but also from the benefits this business provides to our overall economic model.

For example:

      o It could mean a significant increase in our processing scale and the relevance of our brand in the marketplace.

      o It would likely lead to improved merchant coverage for all of our cardmembers - both our large proprietary base, and cardholders of our network issuers.

      o And a strong network business would provide a steady stream of earnings, earnings that come with minimal capital commitment. Over time this could increase our ROE beyond the high levels we expect from our base business, allowing us even greater flexibility in using our capital to make future acquisitions or investments, without compromising our financial objectives.

Just to give you some sense of the overall potential, here's a hypothetical for you.

Say a large issuer with a portfolio of $10 billion in AR decided to move their spending to our network. (A big number, but I believe it's a reasonable one -- in the case of MBNA, for example, it would be about 10% of their base.) Given that the spend turnover from these customers is likely to be 3 or 4 times, a portfolio of this size could potentially add $35 to $40 billion in volume to our network.

To give you a sense of scale, this would represent about 15% of our entire U.S. billings base, a very significant number. Now, in a few minutes David will take you through the economics of the network business, and how it differs from our base business. But suffice it to say, with billions in potential volume, the earnings impact could be substantial.

And this is just the billings potential from a single large deal. As I said, how this plays out in total will depend on how many partners we bring in, of what size, and over what time-frame. At the end of the day, however, as our network grows, it brings with it a substantial business opportunity. I believe GNS will bring us closer to our goal of having the American Express network known as THE network of choice for high-spending, affluent customers - consistent with our spend-centric business model, and consistent with our brand.

We're bringing about industry-level change here, and bold action always comes with risk...... but I believe it is acceptable risk. We've been ready and waiting for this network opportunity in the U.S. for nearly 8 years. We've used that time to expand and learn from our international experience, and refine our strategies and capabilities. So the steps we're taking now are thoughtful and well-informed by what we've learned. But underlying our deliberate actions is tremendous excitement .... excitement that we can finally take advantage of an important and unique business opportunity here in the U.S.

David will give you a deeper dive into our thinking and our tactics, so just let me close with the following.

Whenever a company deals with major change, it is easy for people - both inside and outside of the company -- to view the change as a negative, to highlight the potential risks. When I think of GNS over the long-term here is how I see it impacting our company:

      o     First, I believe it will serve to strengthen our franchise.

            The strength of the American Express brand, and what it stands for, is one of the key reasons issuers work with us. It's an important element of their value proposition. As a result, our partners have a meaningful stake in keeping the brand strong, living up to its attributes, and building it over time by adhering to strict criteria on quality, service and customer commitment.

      o I believe our merchants will see greater value as more high spending, affluent customers come in the door with American Express branded products. Our experience shows that customers using our products actually spend more overall once they get an American Express branded card. That incremental spend benefits the merchant, as does the targeted marketing support we provide them.

      o In terms of our proprietary business, I believe a complementary network strategy will make it even stronger.

            Our proprietary business in the U.S. has never been more competitive. We're at the top of the pack among our peer group, with a strong portfolio of products and even more ideas in the pipeline. And opening the network in the U.S. will not change this.

            As a company we've been reinventing ourselves for 154 years. Oftentimes that's meant introducing new products and services that directly competed against our existing businesses.

                  -     Charge card competed against travelers cheque......

                  -     Our revolve products compete against charge;

                  - Our co-brands compete against each other and our traditional products.

            Our long history has shown that internal competition is a catalyst for creativity and innovation. It leads to greater demand for our products, which ultimately means greater opportunity for both our customers and our shareholders.

There is no doubt that the payments industry is changing. But we haven't let fear stop our progress before, and I don't see it happening now. My goal is to have us in the midst of this historic change, benefiting - to the fullest extent we can -- from the opportunities it presents.

Let me now turn the podium over to David House, to give you a more detailed perspective on the potential of our network business.

--------------------------------------------------------------------------------
                       FINANCIAL COMMUNITY PRESENTATION

                            DAVID C. HOUSE REMARKS
                               FEBRUARY 4, 2004
--------------------------------------------------------------------------------


     [FOR SLIDES ACCOMPANYING THIS PRESENTATION, PLEASE REFER TO THE AMERICAN EXPRESS COMPANY WEB SITE]


Thanks Ken, and good afternoon. It is my pleasure to give you an update on Global Network Services, or as we call it, "GNS".

I know some of you have heard a lot about our business during the last week. GNS has been in the spotlight since we announced a milestone agreement with MBNA, the world's largest independent credit card issuer.

As you know, we announced that MBNA will issue its own American Express-branded credit cards in the United States. In addition, we confirmed plans for MBNA to issue American Express-branded credit cards in Canada, Spain, and the United Kingdom.

That agreement marks our first partnership with a U.S. bank. It brings together two of the top performers in the industry. And it has significant potential for both organizations.

We believe that Visa and MasterCard's restrictive rules should be eliminated by the end of this year. And once the legal process is concluded, it will really put our GNS business on the map in the U.S.

Our partnership with MBNA will be an important catalyst for change. We believe it has the potential to transform the payment industry in this country.

It will allow American Express to:

o Leverage our processing network far beyond our existing proprietary business

o     Drive more high-value business to merchants

o     Pave the way for true competition for bank issuers at the network level

o     Deliver value to consumers

o     Extend the American Express brand, and finally

o     Open a significant new revenue stream for us.

That may seem like a lot to expect, but we've been realizing these same benefits outside the U.S. since we created the GNS business in 1997. We've signed and supported 79 partners in 89 countries.

Our geographical coverage is extensive. GNS has a great line-up of partners issuing American Express-branded cards in nearly every region of the world.

And as I will discuss later in more detail, we're very pleased with the results we've seen outside the U.S. But because of the unique characteristics and established position of the American Express brand, we're EVEN MORE excited about the potential opportunity for our GNS business in the U.S.

Some aspects of GNS will be familiar to you. Other parts of GNS may seem new and different. With that in mind, my job this afternoon is to give you a sense of who we are, and where we're heading.

Specifically, I'd like to cover five areas:

o     What is GNS?

o     How does it make money?

o     Who benefits from a GNS partnership, and how?

o     How do GNS partnerships enhance the American Express brand?, and

o     What are our plans for GNS in the U.S.?

FIRST, WHAT IS GNS, AND WHY IS IT IMPORTANT?

In a nutshell, GNS is a business built around partnerships with banks who issue American Express-branded cards that are accepted on our global merchant network.

We provide the basic support and service that networks like Visa and MasterCard provide to card issuers. But we go beyond that.

We provide more than "one-size-fits-all" service.

We provide customized support that varies from market to market, and partner to partner. And all of our partnerships are designed to help banks develop products for their high-spending and best customers.

With more than 350 different card products launched so far, GNS partners have added 6.4 million cards to the American Express network. As this card base has grown, GNS merchant acquiring partners have added more than two and half million new establishments to the American Express network around the world.

Since 1999, Cards-in-force issued by GNS partners outside the United States have grown at a compounded annual growth rate of 24%. Spending on these cards has grown at a compounded annual rate of 16% and totaled more than $12 billion in 2003.

That's already a very strong performance, but we think it's just the beginning. As many of you know, average spending doesn't hit its peak until a card has been in the customer's wallet for a number of years. In many markets we're still in the early stages of this maturity curve. And we're confident that once MBNA and other partners introduce American Express-branded cards in the U.S., the unique potential of this market will really fuel our growth.

Our bank partners are a powerful addition to the American Express network.

In 2003:

o 1 out of every 5 new American Express-branded Cards acquired worldwide was issued by a GNS partner.

o And outside of the United States, 1 out of every 3 new Cards acquired was a GNS card.

o GNS partners were responsible for nearly 1 out of every 3 new merchants acquired to the American Express network worldwide.

As these numbers indicate, Global Network Services is ALREADY an important part of the American Express franchise. It is a key element of our growth strategy.

Equally important, GNS has co-existed well with our traditional or "proprietary" card business. The traditional American Express business has continued to enjoy healthy gains in both cards in force and billed business in our international markets.

As I said a moment ago, our network arrangements are customized to the particular market and partner requirements. The type of construct we decide to pursue is based on:

o     local market conditions

o     the requirements of our potential partners, and

o     American Express' strategic plans in that marketplace.

Our partnership structures fall into three main categories. I'd like to outline each of them for you in a little more detail.

The first kind of partnership is known as an INDEPENDENT OPERATOR. To date, we have 30 of them around the world. Under this type of arrangement, our bank partners issue all of the local currency American Express Cards in a particular market. The partner also serves as the local merchant acquirer and processor.

The partner maintains the customer relationships, and makes the decisions about which customers will be issued cards. The partner also assumes the credit risks, and is responsible for authorizations, billing, pricing and Cardmember servicing.

We establish independent operators in markets where we have NOT BUILT a local currency business. In these markets, we typically only issue U.S.-dollar denominated cards. Our focus is on people who travel or conduct business outside their home country. These partnerships tend to be in smaller or mid-sized markets, and they are an important part of our overall international growth strategy.

Independent operator agreements provide the American Express network with a rapid, low-cost way to compete in a country. The partner's local presence and relationships help us reach merchant coverage goals more quickly, and to operate at scale economics and cost levels that would be difficult for our company to achieve on our own.

Results in a number of GNS' independent operator arrangements have been strong. In markets such as Ecuador and Denmark, GNS partners have dramatically increased the presence of American Express-branded cards. Many have achieved dramatic improvements in merchant coverage in just a few short years.

Our partner in Ecuador has nearly tripled American Express local card share in 2 years, increasing from 6% in 2001 to 17% last year. Our partner in Pakistan reached 98% spend coverage in the same two-year period.

The second type of partnership is a JOINT VENTURE. We have used this structure in Switzerland, Belgium and a handful of other countries. In these markets, we have joined with a third party to set up a separate business and taken a significant ownership interest in the new entity. The business typically signs new merchants to the American Express network and issues cards locally that carry our brand. Management and P&L responsibility for the card business is shared.

Our third type of partnership arrangement is known as a NON-PROPRIETARY LICENSE. We refer to these partnerships simply as "NPLs" and have 44 of these so far.

In an NPL, we grant the partner a license to issue American Express-branded cards. We generally pursue these deals in markets where we have a strong, well-established local business. Unlike the first two partnership constructs, American Express maintains the responsibility to sign and service merchants.

Our partnership with MBNA is an NPL. This is the model that we are discussing with other banks in the U.S.

Our NPL partnership with Banco Popular in Puerto Rico is an EXCELLENT example of this construct. By partnering with American Express, Banco Popular has broadened and diversified a highly profitable card portfolio. Since 1998, the bank has seen compounded annual growth in American Express-branded cards of 35%. The billed business on these cards has grown at a compounded annual growth rate of 60%.

By the way, we were able to get such an early start in Puerto Rico because it is covered by the Latin America region of the two main card associations, and THAT region is not affected by the U.S. restrictions.

SO HOW DOES GNS MAKE MONEY FOR AMERICAN EXPRESS?

GNS is ONE OF the fastest growing divisions of American Express. The way we make money differs for each of the three types of partnerships. Let me explain.

First, independent operators. Here, the sources of our revenue include fees that are largely driven by the number of cards issued by our local partners, and the subsequent spending on those cards. The credit risk resides with our local partner, not with American Express.

In addition to a portion of the locally generated revenue, we also benefit from expanded merchant coverage. A larger network can accommodate more inbound spending by Cardmembers from other parts of the world. That, in turn, generates additional revenue for American Express in the Cardmembers' home market.

Second, joint ventures. Here, as you might expect, the economics are similar to our proprietary business. The revenue sources include a blend of discount revenue, net spread income from lending on cards, as well as annual card and other fees.

As with independent operators, marketing and operating costs are borne by the joint venture. Credit risk is also assumed by the J.V. We receive a portion of the joint venture's income depending, of course, on the level of our ownership interest.

Third, NPLs. The sources of revenue from NPLs are similar - but different - to American Express' proprietary business.

In this model, our revenues are predominately driven by transaction volumes and by cards in force.

Together, they represent about 90% of our NPL revenues.

Unlike our proprietary business, NPLs do NOT generate net spread revenues. That source of revenue goes directly to our partners who extend the credit, hold the receivables and assume all of the related risk.

The differences between the GNS and proprietary business are even greater on the cost side of the equation.

As I said earlier, the INCREMENTAL expenses required for GNS to generate additional revenue are relatively modest. Significant costs - such as card marketing and acquisition, credit risk & fraud, servicing and rewards - are minimized under the GNS model.

The bulk of these costs and risks are borne by the bank issuing partner.

In general, because we share the economics with our partners, our gross revenues from GNS business volumes are lower than from our proprietary issuing business. But since the partner is responsible for most of the operating costs and risk, our expenses are LOWER STILL. The net result is a highly attractive earnings stream and a minimal risk profile.

And because of that, GNS' capital requirements are modest. The ROE on new cards acquired is several times higher than cards acquired by our own proprietary issuing business.

The leverage inherent in this cost structure is very attractive to American Express. It will become EVEN MORE valuable as the GNS business gains additional scale, especially as we add the U.S. business into the mix.

Our experience to date CONFIRMS that GNS is a highly scalable business. In fact, the majority of GNS costs are fixed. We are able to take advantage of the global network infrastructure that has already been developed to support our existing business.

The additional investments in infrastructure have been relatively small. Just as important, little incremental expense is required to accommodate additional volume. And so, as you would expect with this kind of business model, much of the additional revenue flows straight to the bottom line or is available to invest back into our business.

Let's look at the numbers.

Roughly 90 percent of the costs associated with GNS overall are fixed. Only about 10% of GNS costs are variable. The most significant of these expenses relate to processing charges. These costs will go up or down depending on additional charge volume that flows through the network.

By contrast, considerably more of the costs in our proprietary business are variable which, by definition, increase as business volumes rise. These variable costs reflect the expenses associated with new card acquisition, marketing, rewards and credit provisions.

For GNS, the operating leverage is extremely attractive.

Based on our experience outside the U.S., a 10% increase in transaction volume generates only a 1.5% increase in network costs. The relatively larger volumes we anticipate HERE will allow for even greater economies of scale. It should make a highly efficient network even better.

We estimate that a similar 10% increase in transaction volume will add incremental network costs of only 1% in the U.S.

And, again, our network today already HAS the capacity to bring on considerable additional volume WITHOUT the need for significant infrastructure investments.

I've spoken about why opening the American Express network is important and how it makes money for us. Let me now turn to our third question, WHO ELSE BENEFITS FROM A GNS

PARTNERSHIP? In answering this question, I'll speak about our bank partners, consumers and merchants.

First, our partners. Right from the start, you might ask, Why would a successful bank want to do business with American Express? Aren't banks competing directly with American Express for customers in the marketplace? Isn't there an emotional bias against American Express and banks working together?

What we have found in our discussions with banks is that once the business case becomes clear, the "emotional" response evaporates.

The economics of a partnership with American Express are compelling. They allow banks to design new products with enhanced rewards and incentives built around the SPENDING their customers do on their cards. That is a fundamental change from the traditional Visa and MasterCard products which require high revolving credit balances to subsidize customers who tend to pay-in-full.

Once they understand the economics, the question that banks typically ask themselves is not "Whether to issue an American Express branded card", but rather, "How can the ADDITION of the American Express brand to my card portfolio benefit my customers?"

First and foremost, our bank partners benefit from attractive revenue streams from three sources:

o card-issuing revenues generated by annual fees and incentives that we provide,

o a portion of premium discount revenue that is generated on billed business.

o     and, in some markets, merchant acquiring fees.

The more favorable economics of operating on our network:

o     allow many banks to develop their own strong loyalty programs.

o These loyalty programs, in turn, tend to increase the amount of spending per card.

o And these high spending cards generate more revenue for the issuer and bring more volume to merchants.

Just to anticipate a question some of you may have, Membership Rewards will NOT BE AVAILABLE to our partners in this country, or to other NPLs overseas. The reward and loyalty programs are developed by the bank partners. And based on what we have seen overseas, they tend to be very compelling in their own right.

Our partner in Singapore, for example, recently launched a premium product that offers consumers "Double Points Forever." That's pretty attractive.

In fact, our partners have been quick to take advantage of these premium economics to design their own rewards programs. Today, more than a quarter of GNS cards are co-brands or affinities. They offer a strong loyalty component, designed specifically for their market. These range from a major airline co-brand card in Belgium to the new Club Med loyalty card in France.

And in the U.S., the potential is tremendous, especially with partners such as MBNA. MBNA specializes, of course, in affinity marketing, and we believe that they will effectively leverage their expertise in loyalty to offer attractive American Express-branded card products to their existing and new customers.

The economics are certainly attractive to banks. But so too is their ability to differentiate themselves, and to expand their product offerings and marketing efforts. In today's marketplace, issuers need a way to truly distinguish themselves with their best customers. By offering American Express-branded cards, our partners can take a THREE-PRONGED approach to marketing, and in the process better customize and segment their card offers to high spending customers:

o They can target new customers, and do a far more effective job of tailoring their card offerings to meet the needs of their customers.

o They can offer to convert their existing customers to more attractive products.

o     And they can cross-sell companion offerings to their existing base.

Many banks are already well aware that, on average, consumers spend about four times as much on their American Express cards as they do on their Visa or MasterCard.

In designing their new card features, banks also benefit from the premium capabilities and reach of American Express. Their customers have access to our 1,700 Travel Offices around the world for card replacement and other on-site services.

Our bank partners also understand the value that the American Express brand can deliver to them when targeting premium customers. Our brand has an appeal that is second to none. Some bank partners have been very creative and very effective in the way they have leveraged the American Express brand. In many markets, they have invested considerable sums in advertising and promotion.

In 2003 alone, our partners invested more than $40 million to advertise cards bearing the American Express brand. The bulk of this investment has been in markets where historically American Express's brand presence has been minimal.

In Pakistan, for instance, Union Bank invested in a highly creative and impactful campaign, positioning American Express as "The only credit card worth your name."

Consumers, too, benefit from our alliances with banks. Everywhere in the world GNS operates, consumers have benefited from greater choice, enhanced value and product innovation. Many value the convenience of being able to get an American Express-branded card from a local bank which they depend on for so many other services. Others appreciate the wider range of card products they now enjoy.

GNS partners recognize that they must offer consumers a broad range of products, in order to realize the full potential of the brand. Across the world, GNS partners have launched a multitude of charge and credit card products - from standard and Gold Cards, to affinity and co-branded cards.

In overseas markets, these products typically build on a strong base and introduce real innovation in the marketplace.

For example, our GNS issuer in Croatia offered consumers the first broad-based loyalty program in that country. Similarly, consumers in Malaysia were able to protect their purchases with extended warranties for the first time when our GNS issuer in that market pioneered new products. And there are many more examples.

In addition to delivering real value to consumers, GNS partners bring compelling value to our MERCHANTS as well.

Precisely because our bank partnerships focus on high-spending Cardmembers, they can deliver real value to merchants. Around the world, merchants have seen more American Express-branded cards, and more spending on those cards.

We work closely with our merchants to develop customized marketing programs to bring more attractive, high-spending customers through the door. And we offer marketing tools and incentives to our issuing partners to drive incremental spending at those establishments.

But perhaps most important to both banks AND our merchants, we offer a wide range of unique marketing platforms and programs. Only American Express maintains direct relationships with our entire merchant base. We therefore can provide our merchant partners with an unmatched array of marketing and support programs to better reach their targeted customers.

Let me give you an example of how this actually works in practice.

Our Membership Privileges program in Asia brings together under one common brand a collection of dining, lodging and retail offers for everyone carrying an American Express-branded card, whether proprietary or bank-issued. For instance, when Cardmembers check into the Plaza or Westin hotels in Hong Kong, they're presented with a Welcome Kit full of compelling offers from local merchants. They get a coupon for 20% off local sightseeing tours or up to 30% discounts on fine local dining.

A program like this is a triple win:

o American Express and our bank partners enjoy greater presence and increased charge volume.

o     The consumer gains access to relevant, regional benefits.

o And because Membership Privileges in Asia helps to drive high spending customers to participating merchants, they too see the direct benefit in their establishments.

And programs like this one are only the starting point. We go even further, by offering our bank partners the advantage of our closed-loop merchant network. This allows banks to customize marketing efforts and drive business to merchants who accept the Card. And working with us, issuers on our network can customize merchant offers to Cardmembers through personal messages on their bills or targeted web-based promotions and offers.

American Express and its agents will continue to serve as the sole merchant acquirer for our network in the United States, and will continue to own all merchant relationships. Importantly, merchant pricing will be set by American Express, not by issuing banks, and this will not change. American Express will continue to set merchant discount rates in accordance with the superior value delivered to merchants, both through our own highly valued Cardmembers and through high-spending, loyal bank-issued Cardmembers.

As American Express-branded Cards become available to a broader base of customers, you may ask whether some merchants will question if the expansion of our card base will erode the quality of our Cardmembers - putting increasing pressure on American Express' premium discount rate.

The reality is that we have remained focused on the high spending Cardmembers who are the most desirable customers for our merchants. We are working with banks to ensure that the products they develop have compelling rewards, incentives or other features. We believe those cards will engender the same loyalty among consumers that we have seen historically with American Express cards.

We will work with our partners to develop marketing programs with merchants who accept our cards. We believe consumers will want to use those cards at the point of sale. And, we believe merchants will see incremental business and will continue to recognize the value of accepting American Express. We are convinced that this is a win-win, and will truly create value for merchants.

That brings me to the fourth question I posed earlier, HOW DO THESE PARTNERSHIPS ENHANCE THE AMERICAN EXPRESS BRAND?

In fact, enhancing the American Express brand has been one of GNS' real successes, and one of its strongest contributions to our company.

GNS has been able to extend the brand to more customers. Through GNS, we have been able to place our welcome decal at more merchants. The global presence of the American Express brand has been significantly expanded.

But, because we are working with partners around the world, questions have been raised about how we can guard against "brand dilution."

American Express considers the brand to be one of our greatest assets. So do our bank partners. In many ways, they have proved to be strong stewards of the brand. They recognize its power and appreciate its attributes.

Over the past eight years, we have successfully dealt with questions of potential brand risk in our international operations.

We have addressed this through a series of rigorous guidelines. American Express requires GNS partners to adhere to a strict set of brand, product and service standards. And we make sure that the offerings of our bank partners are in line with what customers expect and, critically, what our merchants expect from an American Express-branded product.

Of course, by delivering products that meet these strict standards, and encouraging our partners to pursue the highest spending customers, GNS issuers end up often competing directly with our proprietary business in the marketplace.

As a result, from the very start, we've had in place a strong commitment at all levels of the organization to maintain the confidentiality of information relating to the banks that issue cards on the American Express Network. We have a separate organization - GNS - that manages the relationships with third-party issuers. And we have strong firewalls in place to maintain the confidentiality of our GNS-related information, and vice versa.

Finally, we also maintain strict criteria for how we select bank partners and how we incent them. The economic incentives in our arrangements with bank partners drive how they determine the customer segments to focus on.

We're interested in working with large banks, regional banks and small banks. But they must be institutions that share a core set of attributes with American Express, including:

o A commitment to the same quality standards American Express offers its Cardmembers worldwide;

o     Strong marketing expertise and a broad customer base;

o An affinity with the American Express brand image of quality, security and trust; and the

o     Skill and will to drive more growth in market share and revenue.

Banks, too, are NOT targeting their entire customer base for American Express-branded cards. Rather, as I said before, we have put in place incentives for our bank partners to bring onto the American Express network high-spending, loyal customers.

We have also used a number of short-term or tactical promotions to encourage card acquisition or a lift in spend. These "Accelerator Deals" are a high impact way to incent our partners to bring high spending customers into the franchise.

In Argentina, for example, we provided a number of our partners with performance-based incentives tied not only to card acquisition, but also to achieving aggressive spending targets. And the results have been impressive: year-on-year we've seen a gain of 22% in cards-in-force and 55% in Billed Business - despite the challenging economic environment.

We've learned a great deal from the various promotions that have been done in the international markets. We have first hand experience with what works and what doesn't. And we will benefit from that experience going forward.

Our partners also work to attract and retain high spending customers by designing programs that offer these customers an UPGRADE to a premium product. For instance, they can move a customer from a Classic Card to a Gold Card, or from a Gold Card to a Platinum product. In doing so, we have consistently found that our partners can generate significant increases in spend.

AS THIS EXAMPLE FROM ONE OF OUR PARTNERS IN ASIA SHOWS, the launch of a Platinum card resulted in average spend that was an astonishing 20-times greater than the Classic Card and nearly 8-times greater than the average for their Gold portfolio.

If all of this sounds a lot like the profile of the typical American Express Cardmember - high-spending, loyal customers driven by rewards and strong value - it's not by accident. It's by design.

The last question I posed at the outset was, WHAT ARE OUR PLANS FOR GNS IN THE UNITED STATES?

As you know, for many years banks have been prohibited from doing business with us in the United States. Visa and MasterCard's illegal rules have restricted their member banks from issuing cards on the American Express Network.

In October of 2001, the U.S. District Court ruled that Visa and MasterCard illegally restrained competition and innovation. Judge Barbara Jones ruled that the card associations will no longer be able to bar member banks from issuing cards on rival networks.

It was an important first step in opening the door for American Express and other card networks to compete aggressively for the business of U.S. card issuers.

The Court of Appeals for the Second Circuit affirmed this decision last fall. And just last month, the FULL Court of Appeals for the Second Circuit denied the associations' request for a rehearing.

Visa and MasterCard have announced that they intend to ask for Supreme Court review. Although we can't predict the timing with precision, since that's in the hands of the Court itself, we expect to see the case run its course later this year.

I can tell you that there's always been great interest on the part of U.S. banks to do business with American Express. And we're ready.

o     Our technology infrastructure is in place to open up the U.S. today.

o We've gained valuable experience in driving real business growth with our banks partners around the world.

o     We have the ability to connect third-party card processors.

o     And we have the right policies, procedures and standards in place.

Our agreement with MBNA was certainly a milestone, and one that promises to transform the payments industry in the United States. But it was not an exclusive agreement. We continue to have discussions with other bank partners, including with some major issuers.

Our first key priority, of course, is to get MBNA up and running, both here and internationally. We expect to do that later this year. At the same time, we are moving forward with plans to form additional partnerships.

What this will mean for American Express is much the same as we have seen in many other markets around the world:

o     It means an expanded merchant network.

o It means a network that will see more transaction volume and more spending, and that delivers additional value to both our merchants and to American Express.

o And it means an enhanced brand presence, as more American Express-branded cards enter the marketplace.

As we do this, there is of course the obvious question about whether GNS partnerships in the United States will cannibalize our proprietary business.

We believe the upside far outweighs any risk. Fundamentally, what we are doing is to forge alliances that are intended to EXPAND demand for American Express-branded cards overall, and to leverage the global infrastructure we've developed. More competition for American Express-branded products means greater innovation and greater demand for these products.

For many years, we have effectively dealt with the challenges of cannibalization in markets where GNS and our proprietary business compete head-to-head. And time and time again, we have seen the American Express franchise record strong gains in that kind of competitive environment.

Let me offer another, longer-term perspective on this question.

We believe our U.S. bank-issuing partnerships will serve as a catalyst for even greater innovation and spur "internal competition", just as it has elsewhere. That is nothing new to American Express. As Ken mentioned, we've faced situations like this at many points during our history.

A bold move like this one is bound to raise questions about how it will affect our "traditional" business. But a bold move like this one also has tremendous potential. It would be wrong to shy away from change when you have a chance to fundamentally alter the competitive landscape.

Any business that doesn't embrace new challenges, that doesn't explore new ventures, will surely fail. Our experience has given us real confidence. And we have no intention of failing.

Competition spurs change. It encourages innovation. And it leads to greater opportunity. We welcome it.

Even today, we know that most American Express Cardmembers carry a Visa or MasterCard product. But they spend approximately four times as much on our Cards, which is PRECISELY why our Cards are so attractive to merchants. And when we provide the right tools to banks, and when banks offer premium, American Express-branded products with rewards that recognize loyalty, we know they too can win in the market.

AND SO, IN CONCLUSION, let me just underline a few points.

GNS has already had a positive impact on our international card and merchant businesses. And given the unique environment and our strong position in the U.S., opening the network here will only accelerate that contribution.

GNS has grown the global share of the American Express Card business. It has leveraged American Express' global merchant network investment and capabilities. It has increased value to merchants by driving more customers and transactions to them. And GNS has delivered substantial revenues to both American Express and to our partners.

In a sense, the GNS business, and its long-overdue arrival in the U.S., is only the latest step in our history of constantly re-inventing ourselves. The GNS business marks a significant change from our traditional Card strategy. But it is in many ways a natural evolution of our business. And one that promises continued success.

Thank you.


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